UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2011
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) TiVo Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) on August 3, 2011. Each holder of the Company’s common stock was entitled to one vote per share held.
(b) Proposal 1: At the 2011 Annual Meeting, the Stockholders elected each of the following nominees as directors to serve on the Company’s Board of Directors until the 2014 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Votes FOR	Total Votes WITHHELD	Total Broker Non-Votes
Thomas Rogers	82,284,027	1,150,862	23,804,388
J. Heidi Roizen	82,490,907	943,982	23,804,388

Proposal 2: At the 2011 Annual Meeting, the Stockholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012 and cast their votes as follows:

Total Votes
FOR	105,728,766
AGAINST	1,407,076
ABSTAIN	103,435
Broker Non-Votes	N/A

Proposal 3: At the 2011 Annual Meeting, the Stockholders also voted to approve an amendment to reserve an additional 5,000,000 shares of the Company’s common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan and cast their votes as follows:

Total Votes
FOR	55,561,141
AGAINST	27,770,377
ABSTAIN	103,371
Broker Non-Votes	23,804,388

Proposal 4: At the 2011 Annual Meeting, the Stockholders also voted to approve on a non-binding, advisory basis the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders of TiVo Inc. pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay") and cast their votes as follows:

Total Votes
FOR	77,719,768
AGAINST	4,281,049
ABSTAIN	1,434,072
Broker Non-Votes	23,804,388

Proposal 5: At the 2011 Annual Meeting, the Stockholders also voted to approve on a non-binding, advisory basis whether a Say-on-Pay vote should occur every one year, every two years, or every three years and cast their votes as follows:

Total Votes
1 YEAR	62,123,879
2 YEARS	274,284
3 YEARS	19,626,451
ABSTAIN	1,410,275

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

August 5, 2011	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)